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As filed with the Securities and Exchange Commission on November 26, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC CREST CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30343 Canwood Street
Agoura Hills, California 91301
(Address of Principal Executive Offices and Zip Code)

PACIFIC CREST CAPITAL, INC.
2002 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

GARY WEHRLE
Chairman and Chief Executive Officer
Pacific Crest Capital, Inc.
30343 Canwood Street
Agoura Hills, California 91301
(Name and address of agent for service)

(818) 865-3300
(Telephone number, including area code, of agent for service)

WITH A COPY TO:

T.J. GRASMICK, ESQ.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	500,000 Shares	$25.82	$12,910,000.00	$1,044.42

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may become available under the Registrant's 2002 Equity Incentive Plan as a result of the adjustment provisions thereof.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share is based upon the average of the high and low prices of the Registrant's common stock on November 24, 2003, as reported on the Nasdaq National Market.

PURPOSE OF REGISTRATION STATEMENT

        Pacific Crest Capital, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 500,000 shares of the Registrant's Common Stock, $0.01 par value per share, for issuance pursuant to the Registrant's 2002 Equity Incentive Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The Registrant is subject to the informational and reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. The following documents filed by the Registrant with the Commission are incorporated into this Registration Statement by reference:

          a.     The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003.

          b.     The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, filed on May 15, 2003, August 14, 2003 and November 14, 2003, respectively.

          c.     The Registrant's Current Reports on Form 8-K, filed on April 2, 2003, April 11, 2003, April 18, 2003, April 24, 2003, June 2, 2003, July 23, 2003, July 28, 2003, July 30, 2003, October 17, 2003, October 24, 2003 and November 5, 2003.

          d.     The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, as declared effective by the Commission on December 6, 1993, including any amendment or report filed for the purpose of updating such information.

        All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable

Item 5. Interests of Named Experts and Counsel

        Not applicable

Item 6. Indemnification of Directors and Officers

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The Registrant's Amended and Restated Bylaws provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer of the Registrant for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

        The Registrant has entered into indemnification agreements with its officers and directors.

        The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and the Registrant's Amended and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and statutes.

        For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.

Item 7. Exemption From Registration Claimed

        Not applicable

Item 8. Exhibits

Exhibit Number	Description
4.1	Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 13, 1993).
4.2	Registrant's Amended and Restated Bylaws, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 13, 1993).
5.1	Opinion of Manatt, Phelps & Phillips, LLP, Special Counsel to Pacific Crest Capital, Inc.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 opinion).
24.1	Power of Attorney (included on the signature page hereto).
99.1	Pacific Crest Capital, Inc. 2002 Equity Incentive Plan.

Item 9. Undertakings

A.    The undersigned Registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 6th day of November, 2003.

PACIFIC CREST CAPITAL, INC.
By:	/s/ GARY WEHRLE Gary Wehrle Chairman, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Wehrle his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY WEHRLE Gary Wehrle	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 6, 2003
/s/ ROBERT J. DENNEN Robert J. Dennen	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 6, 2003
/s/ RUDOLPH I. ESTRADA Rudolph I. Estrada	Director	November 6, 2003
/s/ MARTIN J. FRANK Martin J. Frank	Director	November 6, 2003
/s/ RICHARD S. ORFALEA Richard S. Orfalea	Director	November 6, 2003
/s/ STEPHEN J. ORLANDO Stephen J. Orlando	Director	November 6, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 13, 1993).
4.2	Registrant's Amended and Restated Bylaws, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 13, 1993).
5.1	Opinion of Manatt, Phelps & Phillips, LLP, Special Counsel to Pacific Crest Capital, Inc.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 opinion).
24.1	Power of Attorney (included on the signature page hereto).
99.1	Pacific Crest Capital, Inc. 2002 Equity Incentive Plan.

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PURPOSE OF REGISTRATION STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX